EXHIBIT 4.65


UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THESE SECURITIES BEFORE MAY 1, 2005.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MAY 1, 2005.


                                AMADOR GOLD CORP.
                (Incorporated under the laws of British Columbia)


                                                         Certificate Number: W-1


                             SHARE PURCHASE WARRANT

THIS IS TO CERTIFY that, for value received, CANADIAN SMALL CAP RESOURCE FUND 2004 LIMITED PARTNERSHIP, of Suite 500, 550 Burrard Street, Vancouver, British Columbia, V6C 2B5, is entitled to purchase up to 500,000 fully paid and non-assessable common shares of AMADOR GOLD CORP. pursuant to this Share Purchase Warrant (the "Warrant") on the following terms and conditions:

In these terms and conditions:

1.       INTERPRETATION

1.1      DEFINITIONS

In these terms and conditions:

         (a) "Company" means Amador Gold Corp. or a successor corporation bound under this agreement pursuant to section 6;

         (b) "Company's Auditors" means the accountant duly appointed as auditor of the Company;

         (c) "Company's Registrar and Transfer Agent" means Pacific Corporate Trust Company, of 625 Howe Street, 10th Floor, Vancouver, British Columbia, V6C 3B8, or another registrar and transfer agent of the Company duly appointed by the Company as its registrar and transfer agent;

         (d) "Director" means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the


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                  Company as a board,  or whenever duly  empowered,  action by a committee of the board;

         (e)      "Offering" has the meaning assigned in subsection 2.1;

         (f)      "person"  means  an  individual,   corporation,   partnership,
                  trustee or any unincorporated organization;

         (g) "Warrants" mean the share purchase warrants of the Company authorized under subsection 2.1 and outstanding from time to time;

         (h) "shares" means the common shares in the capital of the Company as it is constituted at the date of the Warrants and any shares substituted for such shares or resulting from any subdivision or consolidation of such shares;

         (i) "Warrant Holders" or "Holder" means the bearer of the Warrants for the time being; and

         (j) Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.2      INTERPRETATION NOT AFFECTED BY HEADINGS

The division of these terms and conditions into sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of these terms and conditions.

1.3      APPLICABLE LAW

The Warrants will be governed by the law of British Columbia.

1.4      CURRENCY

A reference to currency in the Warrants means Canadian dollars, unless otherwise indicated.

2.       ISSUE OF WARRANTS

2.1      ISSUE OF WARRANTS

The Warrants represented by this certificate have been duly authorized for issue by the Company pursuant to a resolution of the directors of the Company dated December 28, 2004.

2.2      TERMS OF WARRANTS

Each Warrant will entitle the Holder to acquire one previously unissued common share in the capital of the Company at a price of $0.20 per share from the date hereof until 4:30 p.m. (Pacific Daylight time) on December 30, 2005, subject to adjustment as provided below.


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


2.3      ADDITIONAL WARRANTS

The Warrants will not restrict the Company from issuing further shares in its capital or rights to purchase shares while the Warrants are outstanding. 2.4 ISSUE IN SUBSTITUTION FOR LOST WARRANTS If If a Warrant is mutilated, lost, destroyed or stolen:

         (a) the Company in its discretion may issue and deliver a new Warrant in substitution for the one mutilated, lost, destroyed or stolen, and the substituted Warrant will entitle the Holder to the same rights and benefits as the mutilated, lost, destroyed or stolen Warrant;

         (b)      the Company will be entitled to require the Holder to provide:

                  (i)      appropriate   evidence  of  ownership  of  the  lost,
                           destroyed or mutilated Warrant;

                  (ii) proof of loss, destruction or mutilation of the Warrant;

                  (iii) an indemnity in the amount and form acceptable to the Company; and

                  (iv) payment of the reasonable costs of the Company to replace the Warrant.

2.5      WARRANT HOLDER NOT A SHAREHOLDER

The Warrants do not entitle the Holder to any rights as a shareholder of the Company.

3.       TRANSFER AND NOTICE

3.1      TRANSFER OF WARRANTS

The Holder may transfer the warrants represented hereby by:

         (a) duly completing and executing the transfer form attached as Schedule "B" hereto; and

         (b) surrendering this Warrant Certificate and the completed transfer form, together with such other documents as the Corporation may reasonably request, to the Corporation at the address set forth on the transfer form or such other office as may be specified by the Corporation, in a written notice to the Holder, from time to time, provided that all such transfers shall be effected in accordance with all applicable securities laws, and provided that, after such transfer, the term "Holder" shall mean and include any transferee or assignee of the current or any future Holder. If only part of the Warrants evidenced hereby is transferred, the Corporation will deliver to the Holder and the transferee replacement Warrant Certificates substantially in the form of this Warrant Certificate.


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


3.2      NOTICE TO WARRANT HOLDERS

Any notice by the Company to a Holder may be delivered, mailed or sent by facsimile. Notices delivered are deemed to be received on actual delivery. Notices mailed are deemed to be received on the second business day after mailing and notices sent by facsimile are deemed to be received at the time of transmission.

4.       EXERCISE OF WARRANTS

4.1      METHOD OF EXERCISE OF WARRANTS

The right to purchase shares conferred by the Warrants may be exercised by the Holder by surrendering it, with a duly completed and executed subscription form, in the form attached hereto as Schedule A, together with a certified cheque or bank draft payable to the Company, at par in Vancouver, British Columbia for the purchase price for the shares for which the subscription is made, to the Company's Registrar and Transfer Agent.

4.2      EFFECTIVE DATE OF ISSUE

Any shares issued on the exercise of a Warrant will be issued effective on the date the Warrant is surrendered and payment is made.

4.3      DELIVERY OF SHARE CERTIFICATES

Unless otherwise directed, the Company will, within ten days of the date a Warrant is validly exercised, mail to the Holder a certificate or certificates representing the shares purchased.

4.4      SUBSCRIPTION FOR LESS THAN ENTITLEMENT

The Holder of any Warrant may subscribe for and purchase a number of shares less than the number to which he is entitled to purchase pursuant to the surrendered Warrant and the Company will deliver to the Holder a new Warrant representing the right to purchase the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant at the same price and on the same terms and conditions as the surrendered Warrant.

4.5      WARRANTS FOR FRACTIONS OF SHARES

The Warrants will not entitle the Holders to purchase a fraction of a share.

4.6      EXPIRY OF WARRANTS

After 4:30 p.m., Pacific Daylight time, on December 30, 2005, all rights will wholly cease and terminate and the Warrants will be void and of no effect.


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


4.7      ADJUSTMENT OF NUMBER AND PRICE

The exercise price and the number of shares deliverable upon the exercise of the Warrants are subject to adjustment in the events and in the manner following:

         (a) If the Company consolidates or subdivides its shares or pays a stock dividend, the exercise price and the number of shares to be issued on the exercise of the Warrants will be increased or decreased proportionately so that the Warrants will entitle the Holder to purchase the same percentage of shares of the Company at the same total price immediately after the subdivision, consolidation or stock dividend as the Holder could purchase immediately before that event occurred.

         (b) In case of any capital reorganization or reclassification of the capital of the Company or the merger or amalgamation of the Company with or into any other company, each Warrant will, after the capital reorganization, reclassification of capital, merger or amalgamation, confer the right to purchase the number of shares or other securities of the Company or of the company resulting from the capital reorganization, reclassification, merger or amalgamation, as the case may be, which would have been issued to the Holder if the Holder had fully exercised the Warrant immediately before the capital reorganization, reclassification, consolidation, merger or amalgamation and in any such case, if necessary, appropriate adjustments will be made in the price and the application of the provisions of the Warrants so that rights of the Holder after the event correspond as nearly as possible to the rights of the Holder before the event.

         (c)      The   adjustments   provided  for  in  this   subsection   are
                  cumulative.

4.8      DETERMINATION OF ADJUSTMENTS

Any disputes between the Company and any Holder relating to adjustments made under this section will be finally determined by the Company's Auditors or, if they will not consent to determine the dispute, another firm of Chartered Accountants in Vancouver, British Columbia, appointed by the Company.

5.       COVENANTS BY THE COMPANY

5.1      GENERAL COVENANTS

The Company will reserve and set aside sufficient shares in its authorized capital to issue all the shares which may be issued from time to time on the exercise of the Warrants.

6.       MODIFICATION OF TERMS, MERGER, SUCCESSORS

6.1      MODIFICATION OF TERMS AND CONDITIONS FOR CERTAIN PURPOSES

The Company may modify these terms and conditions for any one or more or all of the following purposes:


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


         (a) to add to these terms and conditions any additional covenants and enforcement provisions as, in the opinion of counsel for the Company, are necessary or advisable to clarify or more fully articulate the terms of the Warrants, if additional covenants and enforcement provisions do not affect the substantive rights or obligations of the Warrant Holders;

         (b) to add to or alter the provisions of these terms and conditions for the registration, transfer or exchange of the Warrants which do not affect the substance of these terms and conditions;

         (c) for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

         (d)      to  evidence  the  succession  of  any   corporation  and  the
                  assumption by any successor of the covenants of the Company under the Warrants.

6.2      COMPANY MAY MERGE ON CERTAIN TERMS

The Warrants will not prevent the Company from amalgamating or otherwise merging with another corporation or corporations, if the resulting entity is bound or agrees to be bound by the terms of the Warrants.

6.3      SUCCESSOR COMPANY SUBSTITUTED

If the  Company  is  amalgamated  or  otherwise  merged  with or into any  other corporation or corporations, the successor corporation formed by such consolidation or amalgamation, or into which the Company is merged will be substituted for the Company hereunder. Such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation, merger or transfer.


IN WITNESS WHEREOF, AMADOR GOLD CORP. has caused this Warrant Certificate to be signed by its duly authorized officer as of the 30th day of December, 2004.


AMADOR GOLD CORP.

By: /s/ Rupert L. Bullock
-----------------------------
Authorized Signatory


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


                                  SCHEDULE "A"
                                SUBSCRIPTION FORM


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


TO:      AMADOR GOLD CORP.
         16493 - 26TH AVENUE, SURREY, B.C., V3S 9W9


The undersigned holder of this Warrant hereby subscribes for _____________________________previously unissued common shares in the capital of AMADOR GOLD CORP. (the "Company") pursuant to this Warrant at $0.20 per share if subscribed for at any time from the date hereof until 4:30 p.m. (Pacific
Daylight time) on December 30, 2005, on the terms specified in this Warrant. This subscription is accompanied by a certified cheque or bank draft payable to the Company for the whole amount of the purchase price of the said shares.

Please register the shares in the name and address appearing on the face of the Warrants or as follows:

NAME                               ADDRESS                      NUMBER OF SHARES
----                               -------                      ----------------


         TOTAL:

(Please print full name in which share certificates are to be issued.)

Dated this     day of
          -----      ,--------------.

In the presence of:

------------------------------------                 ---------------------------
Signature of Witness                                 Signature of Warrant Holder

------------------------------------
Name of Witness

------------------------------------
Address of Witness

------------------------------------


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


                                  SCHEDULE "B"
                              WARRANT TRANSFER FORM


TO:      AMADOR GOLD CORP.
         16493 - 26TH AVENUE, SURREY, B.C., V3S 9W9


FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
_______________________________________________________________________________
(NAME    OF    TRANSFEREE),    ___________________________________(ADDRESS    OF
TRANSFEREE), __________________(NUMBER OF) Warrants of Amador Gold Corp. (the "COMPANY") registered in the name of the undersigned on the records of the Company represented by the attached Warrant Certificate and irrevocably appoints _____________________________________________________(NAME) the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

         The undersigned hereby certifies that the transfer of these securities is not being made to, and the offer of these securities was not made to, and the person named above is not, a person in the United States or a U.S. person (as such terms are defined in Regulation S under the U.S. Securities Act of 1933, as amended).


DATED this_________________day of


------------------------------------    ----------------------------------------
(Signature of Witness)                 (Signature of Registered Warrant Holder)

                                        ----------------------------------------
                                       (Print name of Registered Warrant Holder)


INSTRUCTIONS:

1. Signature of Warrant Holder must be the signature of the person appearing on the face of this Warrant Certificate.

2. If this Warrant Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, this Warrant Transfer Form must be accompanied by evidence of authority to sign satisfactory to the Corporation.


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